United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 4, 2012

Date of Report (date of earliest event reported)

UTi Worldwide Inc.

(Exact name of Registrant as Specified in its Charter)

000-31869

(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	100 Oceangate, Suite 1500
British Virgin Islands	Long Beach, CA 90802 USA

(Addresses of Principal Executive Offices)

562.552.9400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

Item 1.01. Entry into a Material Definitive Agreement.

On April 4, 2012, certain subsidiaries of UTi Worldwide Inc. (UTi) with operations in South Africa (Obligors) entered into a First Addendum to Facilities Agreement (First Addendum) with Nedbank Limited (Nedbank), acting through its Corporate Banking Division, and the other lenders party thereto. The First Addendum amends certain terms and conditions of the Facilities Agreement (Facilities Agreement), dated as of July 9, 2009, among the Obligors and Nedbank, acting through its Corporate Banking Division, and the other lenders party thereto.

Among other things, the First Addendum (i) decreased the aggregate amount of availability under the revolving credit facility from 650 million South African rand to 525 million South African rand, which revolving credit facility is now comprised of a 300 million South African rand working capital facility and a 225 million South African rand letter of credit, guarantee and forward exchange contract facility, (ii) increased the aggregate amount of the revolving asset-based finance facility from 150 million South African rand to 250 million South African rand, (iii) extended the maturity date of the revolving credit facility from July 8, 2012 to July 9, 2016, and (iv) extended the maturity date of the revolving asset-based finance facility from July 8, 2014 to July 9, 2016.

In addition, the First Addendum amended the Facilities Agreement to provide the Obligors with an option to request that the lenders increase their commitments under the revolving credit facility and the revolving asset-based finance facility in an aggregate amount up to 225 million South African rand subject to the approval of such lenders and the satisfaction of certain conditions precedent, including confirmation that (i) no default has occurred and is continuing, (ii) business rescue proceedings have not commenced in respect of any Obligor, and (iii) the requested increase of commitments will not affect the ability of the Obligors to perform their obligations under the Finance Documents.

The foregoing description of the First Addendum is qualified in its entirety by reference to the full terms and conditions of the First Addendum, which is filed as Exhibit 10.1 hereto, and the Facilities Agreement, which was filed with the Securities and Exchange Commission on July 14, 2009 as Exhibit 10.4 to UTi’s Current Report on Form 8-K, each of which are incorporated herein by reference.

Except as specifically amended by the First Addendum, the Facilities Agreement remains in full force and effect.

In addition to acting as the arranger, facility agent, issuing bank and a lender under the Facilities Agreement, Nedbank, acting through its London branch, is the issuing bank and lender under a letter of credit and cash draw facility, dated as of June 24, 2011, among UTi and certain of its subsidiaries and Nedbank, acting through its London branch.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in (or incorporated by reference into) Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

Exhibits

Exhibit	Description

10.1	First Addendum to Facilities Agreement dated April 4, 2012 amongst certain subsidiaries of UTi Worldwide Inc., certain lenders party thereto and Nedbank Limited, in its capacity as Arranger, Facility Agent and Issuing Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.

Date: April 9, 2012	By:	/s/ Lance E. D’Amico
Lance E. D’Amico
Senior Vice President and Chief Legal Officer